SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2012 (September 20, 2012)

The Edelman Financial Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Introduction

As previously disclosed, on April 16, 2012, The Edelman Financial Group Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Lee Summer Holdings II, Inc., a Delaware limited liability company (“Parent”), and Summer Merger Sub, Inc., a Texas corporation (“Merger Sub”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 20, 2012, pursuant to the terms of the Merger Agreement, Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the Merger and becoming a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were unanimously approved by the Company’s board of directors. The Company’s stockholders approved the Merger Agreement at a special meeting of stockholders held on September 13, 2012.

At the effective time and as a result of the Merger:

•	each share of Common Stock, $0.01 par value, of the Company (the “Shares”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $8.85 in cash, without interest (the “Merger Consideration”), other than:

•	Shares owned by Parent, Merger Sub, or any other direct or indirect wholly owned subsidiary of Parent, which Shares were cancelled and no payment was made with respect thereto;

•	Shares owned by the Company or by any direct or indirect wholly owned subsidiary of the Company, which Shares were cancelled and no payment was made with respect thereto;
•	Shares owned by the Rollover Investors (as defined in the Merger Agreement) and other employees of the Company who contributed Shares to an affiliate of Parent, which Shares were cancelled and no payment was made with respect thereto; and

•	Shares owned by a shareholder who has properly exercised, and not withdrawn or lost, his, her or its appraisal rights in accordance with Texas law, which Shares were cancelled and cease to exist, subject to the right of the record holder of such Shares to receive payment for such Shares under Texas law;

•

each option to purchase Shares issued by the Company under stock plans or otherwise, whether or not vested or exercisable, outstanding immediately prior to the effective time of the Merger, was cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, but in no event later than 30 days after the effective time of the Merger, an amount in cash, without interest, equal to the product of (1) the aggregate number of Shares subject to such cancelled option immediately prior to the effective time of the Merger and (2) the excess, if any, of the Merger Consideration over the per share exercise price of such cancelled option; and

•	each Company restricted stock unit outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, but in no event later than 30 days after the effective time of the Merger, an amount in cash, without interest, equal to the Merger Consideration multiplied by the number of restricted stock units.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 16, 2012, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms and conditions of the Merger Agreement, on September 20, 2012, the Merger occurred in accordance with the Texas Business Organization Code, with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.

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As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Stock Market (the “Nasdaq”). Accordingly, on September 20, 2012, the Company notified the Nasdaq of its intent to remove the Shares from listing on the Nasdaq and requested that the Nasdaq file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. The Nasadaq will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares and the associated stock purchase rights.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

At the effective time of the Merger, each remaining issued and outstanding Share (other than the Shares held by Parent or Merger Sub, owned by the Company or its subsidiaries, owned by the Rollover Investors (and certain employees of the Company that were contributed to an affiliate of Parent or owned by shareholders, if any, who are entitled to and properly exercise their appraisal rights under applicable Texas law) was cancelled and converted into the right to receive an amount in cash equal to $8.85 per Share.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

As a result of the consummation of the Merger on September 20, 2012, a change of control of the Company occurred. At the effective time of the Merger, the Company became a wholly-owned subsidiary of Parent. The total amount of the consideration payable in connection with the change of control transaction was approximately $309 million. The funds used to consummate the Merger were from equity contributions by entities affiliated with Lee Equity Partners, LLC, debt financing, and other financing commitments.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all of the directors of the Company prior to the Merger other than George L. Ball, Fredric M. Edelman, and Edward Moore, ceased being directors effective as of the effective time of the Merger on September 20, 2012. Pursuant to the terms of the Merger Agreement, on September 20, 2012, Thomas H. Lee, Mark Gormley, Benjamin Hochberg, and Daniel Rodriguez, were elected as directors of the Company following the Merger.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s articles of incorporation, as previously amended and in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety (as amended, the “Amended and Restated Certificate of Formation”) to the form of Certificate of Formation of Merger Sub immediately prior to the Effective Time (except that the name of the Company remains “The Edelman Financial Group Inc.”). Also pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s by-laws (as amended, the “Amended and Restated By-Laws”) were amended and restated in their entirety to be identical to the by-laws of Merger Sub as in effect immediately prior to the effective time of the Merger.

Copies of the Amended and Restated Certificate of Formation and the Amended and Restated By-Laws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1	Certificate of Merger of The Edelman Financial Group Inc. and Summer Merger Sub, Inc.

3.2	Amended and Restated By-Laws of The Edelman Financial Group Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EDELMAN FINANCIAL GROUP INC.

By:	/s/ John T. Unger
John T. Unger, Senior Vice President and General Counsel

Date:  September 20, 2012

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